Deloitte & Touche LLP
Suite 3000
Market Tower
10 West Market Street
Indianapolis, Indiana 46204+2985

Telephone: (317) 464-8600
Facsimile: (317) 464-8500

December 30, 1996

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Amendment No.2 to current report on Form 8-K of Team Rental Group, Inc. dated November 26, 1996, except for the first and seventh paragraphs for which we have no basis to agree or disagree.

Yours truly,

Deloitte & Touche LLP